Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2025	2024					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
Sales	$15,529	$15,775	$16,112	$16,657	$15,624	$64,168	-2%

Costs, Expenses and Other
Cost of sales	3,419	3,540	3,745	4,080	3,828	15,193	-3%
Selling, general and administrative	2,552	2,483	2,739	2,731	2,864	10,816	3%
Research and development	3,621	3,992	3,500	5,862	4,585	17,938	-9%
Restructuring costs	69	123	80	56	51	309	-44%
Other (income) expense, net	(35)	(33)	42	(162)	126	(24)	6%
Income Before Taxes	5,903	5,670	6,006	4,090	4,170	19,936	4%
Income Tax Provision	818	903	545	929	425	2,803
Net Income	5,085	4,767	5,461	3,161	3,745	17,133	7%
Less: Net Income Attributable to Noncontrolling Interests	6	5	6	4	2	16
Net Income Attributable to Merck & Co., Inc.	$5,079	$4,762	$5,455	$3,157	$3,743	$17,117	7%

Earnings per Common Share Assuming Dilution	$2.01	$1.87	$2.14	$1.24	$1.48	$6.74	7%

Average Shares Outstanding Assuming Dilution	2,531	2,544	2,544	2,541	2,537	2,541
Tax Rate	13.9%	15.9%	9.1%	22.7%	10.2%	14.1%

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

MERCK & CO., INC.

FIRST QUARTER 2024 GAAP TO NON-GAAP RECONCILIATION

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

	GAAP	Acquisition- and Divestiture- Related Costs (1)		Restructuring Costs (2)		(Income) Loss from Investments in Equity Securities		Adjustment Subtotal	Non-GAAP
First Quarter
Cost of sales	$3,540	463		116				579	$2,961
Selling, general and administrative	2,483	21		5				26	2,457
Research and development	3,992	16		2				18	3,974
Restructuring costs	123			123				123	–
Other (income) expense, net	(33)	(4)				(116)		(120)	87
Income Before Taxes	5,670	(496)		(246)		116		(626)	6,296
Income Tax Provision (Benefit)	903	(92	)(3)	(42	)(3)	25	(3)	(109)	1,012
Net Income	4,767	(404)		(204)		91		(517)	5,284
Net Income Attributable to Merck & Co., Inc.	4,762	(404)		(204)		91		(517)	5,279
Earnings per Common Share Assuming Dilution	$1.87	(0.16)		(0.08)		0.04		(0.20)	$2.07

Tax Rate	15.9%								16.1%

Only the line items that are affected by non-GAAP adjustments are shown.

The company is providing certain non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing non-GAAP information enhances investors’ understanding of the company’s results because management uses non-GAAP measures to assess performance. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the company along with other metrics. In addition, annual employee compensation, including senior management’s compensation, is derived in part using a non-GAAP pretax income metric. The non-GAAP information presented should be considered in addition to, but not as a substitute for or superior to, information prepared in accordance with GAAP.

(1) Amounts included in cost of sales primarily reflect expenses for the amortization of intangible assets. Amounts included in selling, general and administrative expenses reflect integration, transaction and certain other costs related to acquisitions and divestitures. Amounts included in research and development expenses primarily reflect the amortization of intangible assets. Amounts included in other (income) expense, net, primarily reflect royalty income related to the prior termination of the Sanofi-Pasteur MSD joint venture.

(2) Amounts primarily include employee separation costs, accelerated depreciation and asset impairments associated with facilities to be closed or divested related to activities under the company's formal restructuring programs.

(3) Represents the estimated tax impacts on the reconciling items based on applying the statutory rate of the originating territory of the non-GAAP adjustments.

MERCK & CO., INC.

FRANCHISE / KEY PRODUCT SALES

FIRST QUARTER 2025

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3a

	Global			U.S.			International
	1Q 2025	1Q 2024	% Change	1Q 2025	1Q 2024	% Change	1Q 2025	1Q 2024	% Change
TOTAL SALES (1)	$15,529	$15,775	-2	$8,522	$7,478	14	$7,007	$8,297	-16
PHARMACEUTICAL	13,638	14,006	-3	7,927	6,936	14	5,711	7,070	-19
Oncology
Keytruda	7,205	6,947	4	4,308	4,119	5	2,897	2,828	2
Alliance Revenue – Lynparza (2)	312	292	7	145	135	7	168	157	7
Alliance Revenue – Lenvima (2)	258	255	1	186	173	8	72	82	-12
Welireg	137	85	62	123	77	59	15	7	98
Alliance Revenue – Reblozyl (3)	119	71	68	101	58	72	18	12	47
Vaccines (4)
Gardasil/Gardasil 9	1,327	2,249	-41	536	488	10	790	1,761	-55
ProQuad/M-M-R II/Varivax	539	570	-5	423	438	-3	116	133	-12
Vaxneuvance	230	219	5	139	161	-14	92	58	59
RotaTeq	228	216	5	164	149	10	64	67	-4
Capvaxive	107		-	106		-	1		-
Pneumovax 23	41	61	-33	-2	6	-126	42	55	-23
Hospital Acute Care
Bridion	441	440	-	378	329	15	63	111	-43
Prevymis	208	174	19	102	74	37	106	100	6
Dificid	83	73	13	72	68	6	11	5	117
Zerbaxa	70	56	24	42	33	27	28	23	20
Cardiovascular
Winrevair	280		-	268		-	12		-
Alliance Revenue - Adempas/Verquvo (5)	106	98	8	97	90	8	9	8	12
Adempas (6)	68	70	-3				68	70	-3
Virology
Lagevrio	102	350	-71	35	45	-21	67	305	-78
Isentress/Isentress HD	90	111	-19	51	50	2	39	61	-35
Delstrigo	67	56	19	15	12	28	52	44	17
Pifeltro	45	42	7	32	29	8	13	13	2
Neuroscience
Belsomra	50	46	8	13	15	-10	37	32	16
Immunology
Simponi		184	-100					184	-100
Remicade		39	-100					39	-100
Diabetes (7)
Januvia	549	419	31	344	183	88	204	236	-13
Janumet	247	251	-2	65	39	68	182	212	-14
Other Pharmaceutical (8)	729	632	16	184	165	12	545	467	17
ANIMAL HEALTH	1,588	1,511	5	502	474	6	1,086	1,037	5
Livestock	924	850	9	194	166	17	730	683	7
Companion Animal	664	661	-	308	308	-	356	354	1
Other Revenues (9)	303	258	17	93	68	37	210	190	11

Sum of U.S. plus international may not equal global due to rounding.

(1) Only select products are shown.

(2) Alliance Revenue represents the company's share of profits, which are product sales net of cost of sales and commercialization costs.

(3) Alliance Revenue represents royalties.

(4) Total Vaccines sales were $2,607 million and $3,424 million on a global basis in the first quarter of 2025 and 2024, respectively.

(5) Alliance Revenue represents the company's share of profits from sales in Bayer's marketing territories, which are product sales net of cost of sales and commercialization costs.

(6) Net product sales in the company's marketing territories.

(7) Total Diabetes sales were $876 million and $745 million on a global basis in the first quarter of 2025 and 2024, respectively.

(8) Includes Pharmaceutical products not individually shown above.

(9) Other Revenues are comprised primarily of revenues from third-party manufacturing arrangements and miscellaneous corporate revenues, including revenue-hedging activities. Other Revenues related to the receipt of upfront and milestone payments for out-licensed products were $95 million in the first quarter of 2025 and $61 million in the first quarter of 2024.

MERCK & CO., INC.

PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2025	2024					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
TOTAL PHARMACEUTICAL	$13,638	$14,006	$14,408	$14,943	$14,042	$57,400	-3
United States	7,927	6,936	7,399	8,227	7,728	30,290	14
% Pharmaceutical Sales	58.1%	49.5%	51.4%	55.1%	55.0%	52.8%
Europe (1)	2,384	2,555	2,572	2,620	2,498	10,246	-7
% Pharmaceutical Sales	17.5%	18.2%	17.9%	17.5%	17.8%	17.9%
China (2)	668	1,744	1,790	996	864	5,394	-62
% Pharmaceutical Sales	4.9%	12.5%	12.4%	6.7%	6.2%	9.4%
Japan	651	802	664	919	813	3,199	-19
% Pharmaceutical Sales	4.8%	5.7%	4.6%	6.2%	5.8%	5.6%
Latin America	589	601	661	730	680	2,672	-2
% Pharmaceutical Sales	4.3%	4.3%	4.6%	4.9%	4.8%	4.7%
Asia Pacific (other than China and Japan)	535	580	595	669	612	2,457	-8
% Pharmaceutical Sales	3.9%	4.1%	4.1%	4.5%	4.4%	4.3%
Eastern Europe/Middle East/Africa	435	395	353	400	348	1,495	10
% Pharmaceutical Sales	3.2%	2.8%	2.4%	2.7%	2.5%	2.6%
Canada	125	138	143	133	144	558	-9
% Pharmaceutical Sales	0.9%	1.0%	1.0%	0.9%	1.0%	1.0%
Other	324	255	231	249	355	1,089	27
% Pharmaceutical Sales	2.4%	1.9%	1.6%	1.5%	2.5%	1.7%

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Europe represents all European Union countries, the European Union accession markets and the United Kingdom.

(2) Gardasil/Gardasil 9 sales in China were $193 million in the first quarter of 2025 and $1,253 million, $1,312 million, $517 million and $446 million in the first, second, third and fourth quarter of 2024, respectively.

MERCK & CO., INC.

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 4

OTHER (INCOME) EXPENSE, NET

	1Q25	1Q24
Interest income	$(109)	$(73)
Interest expense	313	303
Exchange losses	90	83
Income from investments in equity securities, net (1)	(90)	(143)
Net periodic defined benefit plan (credit) cost other than service cost	(148)	(160)
Other, net	(91)	(43)
Total	$(35)	$(33)

(1) Includes net realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds. Unrealized gains and losses from investments that are directly owned are determined at the end of the reporting period, while gains and losses from ownership interests in investment funds are accounted for on a one quarter lag.